Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

This Sixth Amendment to Credit Agreement (this “Amendment”) is entered into effective as of the 1st day of June, 2017 by and among Gran Tierra Energy International Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Borrower”), Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Delaware (f/k/a Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Nevada, “Parent”), The Bank of Nova Scotia, as administrative agent (“Administrative Agent”) and Lenders party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Parent, Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of September 18, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Amendment);

WHEREAS, pursuant to the Credit Agreement, Lenders have made certain Loans to Borrower and provided certain other credit accommodations to Borrower;

WHEREAS, Borrower has requested that Administrative Agent and Lenders enter into this Amendment to amend the Credit Agreement to, among other things, exclude cash collateralized Letters of Credit from the definition of “Total Debt” and to reaffirm Shell Colombia S.A. as an Eligible Buyer and to amend the pricing for Letters of Credit;

WHEREAS, the Lenders have agreed to increase the Borrowing Base from $250,000,000.00 to $300,000,000.00, which redetermination of the Borrowing Base shall constitute the May 1, 2017 Scheduled Redetermination of the Borrowing Base;

WHEREAS, Administrative Agent, Borrower and Lenders have agreed to enter into this Amendment to amend the Credit Agreement as more particularly set forth herein;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Lenders hereto hereby agree as follows:

Section 1.      Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended, effective as of the Sixth Amendment Effective Date, as follows:

1.1           New Definitions. Section 1.02 of the Credit Agreement is hereby amended by inserting the following definitions thereto in appropriate alphabetical order:

“Financial Letter of Credit” means a stand-by Letter of Credit if it serves as a payment guarantee of the Borrower’s financial obligations and is treated as a direct credit substitute in the Administrative Agent’s reasonable opinion.

“Performance Letter of Credit” means any Letter of Credit that is not a Financial Letter of Credit.

“Sixth Amendment Effective Date” means June 1, 2017.

1.2           Amended and Restated Definition. Section 1.02 of the Credit Agreement is hereby amended by amending and restating the definition of “Total Debt” in its entirety to read in full as follows:

“Total Debt” means, at any date, all Debt of the Parent and the Consolidated Restricted Subsidiaries on a consolidated basis of the type described in clauses (a), (b), (d), (e), (g), (k), (l) and (m) of the definition of “Debt”; provided that (a) Debt of the type described in clause (g) shall only be considered “Total Debt” to the extent that such guaranty covers Debt of the type described in clauses (a), (b), (d), (e), (k), (l) or (m) of the definition of “Debt” and (b) Debt of the type described in clause (b) shall not be considered “Total Debt” to the extent that such Debt has been cash collateralized; provided that the Parent shall, upon request by the Administrative Agent, provide the Administrative Agent executed copies of the definitive documentation relating to any such cash collateralization.

1.3           Amendment to Definition. Section 1.02 of the Credit Agreement is hereby amended by amending the definition of “Eligible Buyer” by deleting “and (f)” and inserting in lieu thereof “(f) Shell Colombia S.A., (g) Trafigura Pte Ltd, (h) C.I. Trafigura Petroleum Colombia S.A.S. and (i)”.

1.4           Amendment to Section 3.05(b)(i) of the Credit Agreement. Section 3.05(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations (A) in Financial Letters of Credit Letters of Credit, which shall accrue at a rate equal to the Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Revolving Credit Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Revolving Credit Lender’s Commitment terminates and the date on which such Revolving Credit Lender ceases to have any LC Exposure and (B) in Performance Letters of Credit, which shall accrue at a rate equal to sixty-six and two-thirds percent (66 2/3%) of the Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Revolving Credit Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Revolving Credit Lender’s Commitment terminates and the date on which such Revolving Credit Lender ceases to have any LC Exposure,

Section 2.      Redetermination of Borrowing Base. The Lenders hereby agree that for the period from and including the Sixth Amendment Effective Date, but until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.08(e), Section 2.08(f) or Section 9.11(d) of the Credit Agreement, whichever occurs first, the amount of the Borrowing Base shall be increased from $250,000,000 to $300,000,000, which redetermination of the Borrowing Base shall constitute the May 1, 2017 Scheduled Redetermination of the Borrowing Base. This Section 2 constitutes the New Borrowing Base Notice for the May 1, 2017 Scheduled Redetermination.

Section 3.      Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Sixth Amendment Effective Date”):

3.1           Counterparts. Administrative Agent shall have received from Lenders, Parent and Borrower, counterparts (in such number as may be requested by Administrative Agent) of this Amendment signed on behalf of such Persons.

3.2              Upfront Fee. The Administrative Agent shall have received, for the ratable account of each of the Lenders party to this Sixth Amendment (including, without limitation, The Bank of Nova Scotia) upfront fees (the “Upfront Fees”) in an aggregate amount of $113,631.00.

3.3              Expenses. Borrower shall have paid to Administrative Agent any and all expenses payable to Administrative Agent (including counsel of Administrative Agent) or Lenders pursuant to or in connection with this Amendment or as required by the Credit Agreement.

3.4           No Default/No Event of Default/No Borrowing Base Deficiency. No Default or Event of Default shall have occurred and be continuing and no Borrowing Base Deficiency shall exist.

Section 4.      Reaffirmation of Loan Documents by Parent. Parent hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement and each other Loan Document are in full force and effect and that Parent continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Secured Obligations, as such Secured Obligations may have been amended by this Amendment pursuant to the Guaranty Agreement. Parent hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by Parent in connection with the execution and delivery of amendments to the Credit Agreement or any of the other Loan Documents.

Section 5.      Representations and Warranties of Parent and Borrower. To induce Lenders and Administrative Agent to enter into this Amendment, Parent and Borrower each hereby represents and warrants to Lenders and Administrative Agent as follows:

5.1           Reaffirm Existing Representations and Warranties. Each representation and warranty of Parent or Borrower, as applicable, contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

5.2           Due Authorization; No Conflict. The execution, delivery and performance by Parent and Borrower of this Amendment are within Parent’s or Borrower’s, as applicable, corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of Parent or Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). The execution, delivery and performance by Parent and Borrower of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of Parent, Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon Borrower or any other Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of Borrower or any other Credit Party (other than the Liens created by the Loan Documents).

5.3           Validity and Enforceability. This Amendment constitutes a legal, valid and binding obligation of Parent and Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.4           Acknowledgment of No Defenses. Parent and Borrower each acknowledges that it has no defense to (a) Borrower’s obligation to pay the Obligations when due, or (b) the validity, enforceability or binding effect against Borrower or any other Credit Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.

Section 6.      Miscellaneous.

6.1           Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. This Amendment shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as it may be increased pursuant hereto. This Amendment constitutes a Loan Document.

6.2           Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3           Counterparts. This Amendment may be executed in counterparts, including, without limitation, by electronic signature, and all parties need not execute the same counterpart. Facsimiles or other electronic transmissions (e.g. pdfs) of such executed counterparts shall be effective as originals.

6.4           Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

6.5           Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.6           Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature Pages Follow]

BORROWER:	gran tierra energy international holdings ltd.

	By:	/s/ Adrian Coral Pantoja
	Name:	Adrian Coral Pantoja
	Title:	Director

PARENT:	GRAN TIERRA ENERGY INC.

	By:	/s/ Adam Smith
	Name:	Adam Smith
	Title:	Treasurer

Signature Page – Sixth Amendment

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA,

	By:	/s/ Clement Yu
	Name:	Clement Yu
	Title:	Director

	By:	/s/ Ryan Moonilai
	Name:	Ryan Moonilai
	Title:	Analyst

Signature Page – Sixth Amendment

LENDERS:	THE BANK OF NOVA SCOTIA, as a Lender

	By:	/s/ Jabar J. Singh
	Name:	Jabar J. Singh
	Title:	Director, International Banking

	By:	/s/ Enrique Lopez
	Name:	Enrique Lopez
	Title:	Vice-President, International Banking

Signature Page – Sixth Amendment

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title:	Director

Signature Page – Sixth Amendment

HSBC Bank Canada,
as a Lender

By:	/s/ Dieter Stefely
Name:	Dieter Stefely
Title:	Director, Banking

By:	/s/ Adam Lamb
Name:	Adam Lamb
Title:	Vice-President, Global Banking

Signature Page – Sixth Amendment

Export Development Canada,
as a Lender

By:	/s/ Tristan Glynn-Morris
Name:	Tristan Glynn-Morris
Title:	Senior Associate, Structured and Project Finance

By:	/s/ Frank Kelly
Name:	Frank Kelly
Title:	Director, Extractive Industries, Structured and Project Finance

Signature Page – Sixth Amendment

Natixis, New York Branch,
as a Lender

By:	/s/ David Pershad
Name:	David Pershad
Title:	Managing Director

By:	/s/ Paul Goncharoff
Name:	Paul Goncharoff
Title:	Vice President

Signature Page – Sixth Amendment

Royal Bank of Canada,
as a Lender

By:	/s/ Maria E. Hushovd
Name:	Maria E. Hushovd
Title:	Authorized Signatory

Signature Page – Sixth Amendment